UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

EXCO RESOURCES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

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	(4)	Date Filed:

EXCO Resources, Inc. 12377 Merit Drive • Suite 1700 Dallas, Texas 75251

TIME IS SHORT

PLEASE VOTE YOUR PROXY TODAY

July 28, 2015

Dear EXCO Shareholder:

According to our latest records, we have not received your voting instructions for the Annual Meeting of Shareholders of EXCO Resources, Inc. (“EXCO”) to be held on Wednesday, August 5, 2015. Your vote is extremely important, no matter how many shares you hold.

Your Board of Directors recommends that shareholders vote “FOR” all nominees in Proposal 1 and “FOR” Proposals 2, 3, 4, 5 and 6.

Your vote is extremely important, no matter how many or how few shares you may own. Whether or not you have already done so, please vote via the internet at www.proxyvote.com as soon as possible or alternatively, please sign, date, and return the enclosed proxy card.

If you need assistance voting your shares, please call D.F. King toll-free at (866) 745-0270 or collect at (212) 269-5550. On behalf of your Board of Directors, thank you for your cooperation and continued support.

Sincerely,

William L. Boeing

Vice President, General Counsel

and Secretary